Exhibit 10.16

(Summary English Translation)

Contractors Agreement on

The Construction of Clean Rooms and Auxiliary Facilities for BCD (Shanghai) Micro-Electronics Ltd. (the “Agreement”)

By and among

BCD (Shanghai) Micro-Electronics Ltd. (“Employer” or “Party A”)

And

The Eleventh Design & Research Institute of IT Co., Ltd. (“General Contractor for Project Management” or “Party B”)

And

Nantong SiJian Construction Group Co., Ltd. (“Main Contractor for Project Construction” or “Party C”)

(The General Contractor for Project Management and the Main Contractor for Project Construction are collectively referred to as “Contractors”)

Governing Law

This Agreement shall be governed by the laws of the People’s Republic of China (“PRC”).

Assignment of Interests

No Party shall assign all or part of this Agreement or any of its benefits or interests in or under this Agreement to a third party. However, any Party may do so with the other Parties’ prior consent or assign any proceeds to which it may be, or may become, entitled under this Agreement as a guarantee for a bank or financial institution as beneficiary.

Employer’s Claims

The circumstances under which Employer can claim compensation include without limitation the following:

(1) Completion of the project is delayed or the work is of inferior quality;

(2) Contractors fail to meet the requirements of Employer or applicable laws and regulations regarding emission of wastes during the construction, which causes harm to third parties or causes the environmental authorities to impose penalties leading to losses for Employer;

(3) Contractors fail to comply with their confidentiality obligations;

(4) Contractors suspend or terminate the performance of this Agreement without due cause, which causes losses for Employer;

(5) Contractors sub-contract this Agreement in violation of this Agreement or laws.

Employer shall negotiate or determine (i) the amount payable by Contractors to Employer (if any) by reaching an agreement with Contractors, and/or (ii) the extension of the defects notification period (if any) for no more than two years.

Performance Bond

Contractors shall provide Employer with a performance bond in the form of a letter of guarantee issued by a bank acceptable to Employer. The amount of such guarantee shall be 5 percent of the total contract price. The performance bond shall be effective until Contractors receive the performance certificate from Employer.

Sub-contractor

Contractors shall not sub-contract any portion of the Project to any third party without Employer’s consent.

Contractors must obtain Employer’s written approval before sub-contracting. The process and subject of the sub-contracting and the relevant qualifications must be fully approved by Employer and in compliance with relevant PRC laws and regulations.

If Contractors sub-contract the construction in violation of the provisions in this Agreement, Employer shall have the right to terminate this Agreement in part or in whole, and to reject payment for the sub-contracted project and investigate Contractors for their liability for breach.

No sub-contracting shall release Contractors’ responsibilities and obligations.

The sub-contractor shall not sub-contract the work it undertakes.

Delay Damages

If Contractors fail to complete the construction within the specified time for completion, they shall pay delay damages equivalent to 0.05% of the total contract price for each day overdue. The maximum amount of such damages shall be limited to 10 percent of the total contract price.

Employer shall have the right to deduct such damages from the contract price payable to Contractors or the security deposit. If such deduction is not sufficient to cover the damages, Employer shall have the right to recover the remaining amount from Contractors and/or their guarantors (if any).

Under any circumstances other than those set forth in this Agreement, the delay damages shall be the only damages payable by Contractors for such breach. Such damages shall not release Contractors from the obligation to complete the construction, or any other responsibilities, obligations or duties they may have under this Agreement.

Suspension of Work

Employer may instruct Contractors to suspend all or part of the work at any time. During such suspension, Contractors shall protect, keep and ensure security of the work. If the Employer suspends work, the Employer may be required to pay for certain costs associated with the suspension or extend the completion period.

Acceptance of Work and Unit Work

Within 45 days upon receipt of Contractors’ notice, Employer shall (i) issue the acceptance certificate to Contractors, indicating the date when the work or unit work is completed as required in this Agreement, or (ii) reject the application with reasons and indicate the work to be done by Contractors before the acceptance certificate can be issued.

If Employer fails to either issue the acceptance certificate or reject Contractors’ application within such 45-day period, and the work or unit work (as the case may be) is substantially in compliance with the provisions of this Agreement, it shall be deemed that the acceptance certificate is issued on the last day of the above period.

Performance Certificate

The Contractors’ obligations are deemed to have been fulfilled upon the Employer’s issuance of a Performance Certificate.

Contract Price and Adjustment

The contract price is specifically specified in the Construction Contract and the Contract Price Schedule.

This Agreement is a fixed-price agreement. The price covers all costs incurred for completion of the whole work and all possible costs incurred. Upon execution, within the risk scope agreed in this Agreement and any schedule thereof, Employer will not consider any addition to the contract price and the total contract price will not be adjusted any more.

Upon execution of this Agreement, all adjustments or changes during the construction and all resulting additional costs have been included in the total contract price unless otherwise provided herein.

The contract price has included the 3.7 percent change fee. If any additional costs arising out of Employer’s request for any change to the work are equivalent to or less than 3.7 percent of the total contract price, Employer does not need to pay for additional costs for such work. Any additional costs beyond the 3.7-percent change fee arising out of Employer’s request will be settled after the completion acceptance with the written confirmation of Employer’ representative and the supervising engineer.

Employer shall have the right to, at its sole discretion, suspend, change or cancel any portion of the work based on the construction conditions. Contractors shall not be entitled to request payment from Employer for such suspended, changed or cancelled work. For any such work that has been done, the costs may be settled with the written approval of Employer’s representative, provided the total price for such suspended or cancelled work shall not exceed half of the total fixed price of this Agreement.

Advance Payment

There is no advance payment for this work.

Payment (Progress Payment) for Work

The Parties agree that Employer shall make the payment (progress payment) for work to Party B only and Party B shall collect the payment for Party C. Employer’s liability for payment is limited to the payment to Party B as agreed herein. Employer shall not be liable for the collection between Contractors, and such collection shall not affect Contractors’ performance of their obligations hereunder.

Party B shall transfer the payment payable to Party C within 15 days upon receipt of the payment (progress payment) for work from Employer.

The payment shall be made for milestones according to the progress of the work.

Upon completion of each milestone, Contractors shall request Employer to conduct a stage acceptance inspection, subject to the written confirmation of the supervising engineer and Employer’s representative. If Contractors fail to complete the work required for the milestone, Employer shall have the right to suspend the proportional payment for the work required for this milestone.

Notice to Correct

If Contractors fail to perform any of their obligations hereunder, Employer may send a notice to Contractors to request a correction of such failure within a reasonable period.

Termination by Employer

Employer shall have the right to terminate this Agreement if Contractors

(a) fail to comply with certain provisions of this Agreement;

(b) waive the work or expressly indicate their unwillingness to continue to perform their obligations hereunder;

(c) fail to comply with the provisions regarding starting, delay and suspension of work;

(d) sub-contract the work or transfer this Agreement to a third party without the required approval;

(e) become bankrupt or insolvent;

(f) fail to cooperate with each other, leading to a stoppage of the construction;

(g) pay or attempt to pay, directly or indirectly, any bribery or anything of value to any person to solicit or compensate such person for taking or not taking any action in relation to this Agreement, or making or not making a favorable representation to any person relating to this Agreement;

Under any of the abovementioned circumstances, Employer may terminate this Agreement by upon 14 days’ notice to Contractors and request Contractors to leave the construction site. However, under the circumstances set forth in (e) and (f), Employer may terminate this Agreement immediately upon notice.

Employer’s Right to Terminate

Employer shall have the right to terminate this Agreement at any time it finds convenient upon a termination notice to Contractors. Employer shall not terminate this Agreement as provided in this Section for the purpose of carrying out the work independently or engaging any other contractor to carry out the work.

Contractors’ Right to Suspend Work

If Employer fails to comply with the payment schedule as provided herein, Contractors may suspend the work (or slow down the pace) by sending a notice to Employer at least 21 days in advance unless and until Contractors receive the payment certificate, reasonable evidence or payment.

Such action of Contractors shall not affect their right to terminate this Agreement pursuant to its terms.

If Contractors suffer any delay or incur any costs due to suspension of work (or slowdown of pace) as set forth in this Section, Contractors may request an extension of the time for completion and inclusion of such costs plus reasonable profit in the contract price.

Termination by Contractors

Contractors shall have the right to terminate this Agreement under the following circumstances.

(a) Contractors do not receive reasonable evidence within 42 days after sending a notice of suspension under this Agreement;

(b) Employer substantially fails to perform its obligations under this Agreement;

(c) Employer fails to comply with the provisions under this Agreement;

(d) The prolonged suspension as set forth in this Agreement affects the work as a whole;

(e) Employer becomes bankrupt or insolvent.

Payment upon Termination

Upon effectiveness of the termination notice sent as provided in this Agreement, Employer shall promptly return the performance bond to Contractors; and make payment to Contractors as provided in this Agreement.

Arbitration

If any dispute arising out of the performance of this Agreement cannot be settled through negotiation, both Employer and Contractors shall have the right to submit the dispute to Shanghai Arbitration Commission for arbitration.